As filed with the Securities and Exchange Commission on February 24, 2004

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):

February 24, 2004

Commission File Number	Exact name of registrants as specified in their charters, state of incorporation, address of principal executive offices, and telephone number	I.R.S. Employer Identification Number
1-15929	Progress Energy, Inc. 410 S. Wilmington Street Raleigh, North Carolina 27601-1748 Telephone: (919) 546-6411 State of Incorporation: North Carolina	56-2155481

1-8349	Florida Progress Corporation 410 South Wilmington Street Raleigh, North Carolina 27601-1748 Telephone: (919) 546-6111 State of Incorporation: Florida	59-2147112

The addresses of the registrants have not changed since the last report.

This combined Form 8-K is filed separately by two registrants: Progress Energy, Inc. and Florida Progress Corporation. Information contained herein relating to any individual registrant is filed by such registrant solely on its own behalf.

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

On February 24, 2004, subsidiaries of Progress Energy, Inc. and Florida Progress Corporation finalized execution of a Closing Agreement with the Internal Revenue Service concerning their Colona synthetic fuel facilities. The Closing Agreement provides that the Colona facilities were placed in service before July 1, 1998, which is one of the qualification requirements for tax credits under Section 29 of the Internal Revenue Code. The Closing Agreement further provides that the fuel produced by the Colona facilities in 2001 is a “qualified fuel” for purposes of the Section 29 tax credits. This action concludes the IRS Prefiling Agreement (PFA) program with respect to Colona.

The PFA process continues with respect to the four synthetic fuel facilities owned by other affiliates of Progress Energy, Inc. and Florida Progress Corporation. Currently, the focus of that process is on determining that the facilities were placed in service before July 1, 1998.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGRESS ENERGY, INC. FLORIDA PROGRESS CORPORATION Registrants

By:	/s/ Geoffrey S. Chatas

Geoffrey S. Chatas Executive Vice President and Chief Financial Officer

Date: February 24, 2004

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